EXHIBIT 5

                                                              October 24, 2001

                      OPINION OF DIANA M. DANIELS, ESQ.


The Washington Post Company
1150 15th Street, NW
Washington, DC 20071

Ladies and Gentlemen:

     The Washington Post Company, a Delaware corporation (the "Company"), is registering for sale under the Securities Act of 1933, as amended (the "Act"), $400,000,000 in aggregate principal amount of the Company's debt securities (the "Debt Securities"). The Debt Securities are to be offered from time to time pursuant to a Registration Statement on Form S-3 being filed under the Act on the date hereof (the "Registration Statement") and issued from time to time under an Indenture (the "Indenture") between the Company and Bank One Trust Company, N.A. (formerly known as The First National Bank of Chicago), as Trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement.

     As Vice President, General Counsel and Secretary for the Company, I have general supervision over the Company's legal affairs. In such capacity, I, or lawyers under my supervision, have examined originals or copies certified to our satisfaction of such documents, certificates or there statements of public officials and corporate officers of the Company and such other papers as we have deemed relevant and necessary in order to give the opinion hereinafter set forth. In this connection, we assumed the genuineness of signatures on, and the authenticity of, all documents so examined. As to any facts material to this opinion which were not independently established by us, we relied on such certificates or other statements of public officials and officers of the Company with respect to the accuracy of factual matters contained therein.

     Based upon the foregoing, and the legal considerations that I deem relevant, it is my opinion that the Debt Securities of a particular series offered (the "Offered Debt Securities") will be legally issued and binding obligations of the Company (except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights or by general principals of equity) when (i) the Registration Statement relating to the Offered Debt Securities, as amended (including all necessary post-effective amendments), shall have become effective under the Act, (ii) the Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee, and duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Offered Debt Securities shall have been duly executed and authenticated as provided in the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefore.


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The Washington Post Company
October 24, 2001
Page 2


     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference under the caption "Legal Opinions" in the Prospectus forming a part thereof or used in connection therewith.

                                                Very truly yours,


                                                /s/ Diana M. Daniels
                                                ------------------------
                                                Diana M. Daniels